Exhibit 99.3

HOWARD L. LANCE Chairman, President and Chief Executive Officer	HARRIS CORPORATION 1025 West NASA Boulevard Melbourne, FL USA 32919 phone 1-321-724-3900 www.harris.com

June 29, 2008

Mr. C.P. DeWitt
Chief Executive Officer
Space Systems/Loral
3825 Fabian Way
Palo Alto, CA  94303

Dear Mr. DeWitt:

As you know, Harris Corporation is the subcontractor manufacturer of the 18-meter reflectors under your contracts with TerreStar Networks (TerreStar) including TerreStar-1 (TS-1) and TerreStar-2 (TS-2).  Unfortunately, the TS-1 reflector, which was in an advanced state of completion, was recently damaged during manufacturing.

We have been working closely with your team to adjust our manufacturing schedule and dedicate the appropriate resources to complete the TS-1 reflector in the timeliest manner possible, consistent with all contract requirements.  Based on the facts as we now know them, we believe we can complete manufacturing and be ready to ship this reflector by March 15, 2009 in order to achieve a May 2009 launch date.

We deeply regret the schedule delay that the recent incident has caused both you and your customer.

Sincerely,

Howard L. Lance

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